Exhibit 99.2

Great Elm Group, Inc.
Pro Forma Financial Statements
(Unaudited)

INTRODUCTION

On December 21, 2020, Great Elm Capital Group, Inc. (GEC) announced plans to create a new public holding company, Great Elm Group, Inc. (GEG or the Company), by implementing a holding company reorganization (the Holding Company Reorganization).  Following the Holding Company Reorganization, the Company became the successor issuer to GEC.

On December 29, 2020, pursuant to the terms of the Agreement and Plan of Merger, dated as of December 21, 2020, among Forest Investments, Inc. (Forest), the Company and Forest Merger Sub, Inc., a newly created entity for the purpose of facilitating the Merger, (as it may be amended from time to time, the Merger Agreement), the transactions contemplated by the Merger Agreement (the Transactions) were consummated. As a result of the Transactions, and subject to the same terms and conditions as applied immediately prior to the Transactions, each share of Forest’s outstanding common stock, common stock options, restricted stock units and restricted shares were exchanged for identical instruments of the Company.

On June 23, 2021, the Company’s majority-owned indirect subsidiary, Great Elm FM Acquisition, Inc. (FM Acquisition) entered into an agreement (Purchase Agreement) with Monomoy Properties Fort Myers FL LLC (Monomoy FM) to sell the Company’s real estate business (Real Estate Business) to Monomoy FM for $4.6 million in cash.  Pursuant to the terms of the agreement, the proceeds were reinvested in newly issued membership interests of Monomoy Properties, LLC, (Monomoy Fund), a privately-held fund comprised of a portfolio of net leased industrial real estate assets.  In conjunction with the sale of the Real Estate Business, the Company incurred transaction costs of approximately $0.24 million.  The transactions contemplated by the Purchase Agreement closed contemporaneously with its signing.

The following unaudited pro forma financial statements (Unaudited Pro Forma Financial Information) are presented to illustrate the effects of the transaction on GEG’s historical results of operations.  The Unaudited Pro Forma Financial Information is based upon the historical consolidated financial statements and notes thereto of GEG, including segment disclosures relating to the Real Estate Business, and should be read in conjunction with the:

•	audited financial statements and the accompanying notes of GEC included in GEC’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020; and
•	unaudited financial statements and the accompanying notes of GEG included in GEG’s Quarterly Report on Form 10-Q for the nine months ended March 31, 2021.

The historical consolidated financial information of GEC and GEG have been adjusted in the Unaudited Pro Forma Financial Information to give effect to pro forma events that are (1) directly attributable to the disposition of the Real Estate Business, (2) factually supportable and (3) with respect to the consolidated statement of operations, expected to have a continuing impact on the results of GEG. The following unaudited pro forma condensed balance sheet as of March 31, 2021 has been prepared to give effect to the sale of the Real Estate Business as if it had been completed on March 31, 2021. The unaudited pro forma condensed statement of operations for the nine months ended March 31, 2021 and the fiscal year ended June 30, 2020 have been prepared to reflect the sale of the Real Estate Business as if it had been completed on July 1, 2019, the first day of the Company’s fiscal year.

The Unaudited Pro Forma Financial Information was prepared in accordance with the regulations of the United States Securities and Exchange Commission (SEC) and is not necessarily indicative of the financial position or results of operations that would have occurred if the disposition of the Real Estate Business had been completed on the dates indicated, nor is it indicative of the consolidated future operating results or financial position of GEG.  Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in connection with the Unaudited Pro Forma Financial Information.

Great Elm Group, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of March 31, 2021 (in thousands)

ASSETS	GEG Historical	Sale of Real Estate Business	Other Pro Forma Adjustments	Note 2	Pro forma GEG
Current assets:
Cash and cash equivalents	$24,321	$(19)	$(244)	(a)	$24,058
Restricted cash	984	(984)	-		-
Accounts receivable	7,172	-	-		7,172
Related party receivables	1,477	-	-		1,477
Investments, at fair value	18,835	-	4,600		23,435
Inventories	1,187	-	-		1,187
Prepaid and other current assets	3,589	(91)	-	(b)	3,498
Assets of consolidated funds			-		-
Investments, at fair value (cost $25,661)	25,625	-	-		25,625
Prepaid expenses	94	-	-		94
Total current assets	83,284	(1,094)	4,356		86,546
Real estate assets, net	52,271	(52,271)	-		-
Property and equipment, net	941	-	-		941
Equipment held for rental, net	7,148	-	-		7,148
Identifiable intangible assets, net	13,854	(4,497)	-		9,357
Goodwill	50,658	-	-		50,658
Right of use assets	5,276	-	-		5,276
Other assets	1,825	(1,566)	-		259
Total assets	$215,257	$(59,428)	$4,356		$160,185
LIABILITIES, NON-CONTROLLING INTEREST AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,780	$-	$-		$5,780
Accrued expenses and other liabilities	5,619	(556)	-		5,063
Deferred revenue	5,374	-	-		5,374
Current portion of lease liabilities	1,828	-	-		1,828
Current portion of long term debt	2,460	(2,460)	-		-
Current portion of equipment financing debt	2,155	-	-		2,155
Liabilities of consolidated funds
Due to broker and other liabilities	12,248	-	-		12,248
Total current liabilities	35,464	(3,016)	-		32,448
Lease liabilities, net of current portion	3,720	-	-		3,720
Long term debt, net of current portion	51,541	(51,541)	-		-
Convertible notes (face value $33,530 including $15,857 held by related parties)	21,036	-	-		21,036
Equipment financing debt, net of current portion	83	-	-		83
Redeemable preferred stock of subsidiaries (held by related parties, face value $37,018)	35,474	-	-		35,474
Other liabilities	1,020	(518)	-		502
Total liabilities	148,338	(55,075)	-		93,263

Contingently redeemable non-controlling interest	2,055	-	-		2,055
Stockholders' equity
Common stock, $0.001 par value; 350,000,000 shares authorized, 26,495,976 issued and 25,837,000 outstanding	26	-	-		26
Additional paid-in-capital	3,319,516	-	-		3,319,516
Accumulated deficit	(3,264,214)	(3,530)	4,356	(a) (b)	(3,263,388)
Total Great Elm Group, Inc. stockholders' equity	55,328	(3,530)	4,356		56,154
Non-controlling interests	9,536	(823)	-		8,713
Total stockholders' equity	64,864	(4,353)	4,356		64,867
Total liabilities, non-controlling interest and stockholders' equity	$215,257	$(59,428)	$4,356		$160,185

Great Elm Group, Inc.
Unaudited Pro Forma Condensed Consolidated Statements of Operations
For the Year Ended June 30, 2020 (in thousands)

Revenues:	GEG Historical	Sale of Real Estate Business	Other Pro Forma Adjustments	Note 2	Pro forma GEG
Durable medical equipment sales and services revenue	$34,213	$-	$-		$34,213
Durable medical equipment rental income	21,449	-	-		21,449
Investment management revenues	3,332	-	-		3,332
Real estate rental income	5,104	(5,104)	-		-
Total revenues	64,098	(5,104)	-		58,994

Operating costs and expenses:
Cost of durable medical equipment sold and services	15,055	-	-		15,055
Cost of durable medical equipment rentals[1]	9,105	-	-		9,105
Durable medical equipment other operating expenses[2]	25,921	-	-		25,921
Investment management expenses	2,104	-	-		2,104
Real estate expenses	544	(544)	-		-
Depreciation and amortization	4,237	(1,722)	-		2,515
Selling, general and administrative	6,465	-			6,465
Total operating costs and expenses	63,431	(2,266)	-		61,165
Operating income (loss)	667	(2,838)	-		(2,171)
Dividends and interest income	2,124	-	368	(c)	2,492
Unrealized loss on investment in GECC	(8,684)	-	-		(8,684)
Interest expense	(7,195)	2,619	-		(4,576)
Other income, net	5	-	-		5
Loss from continuing operations, before income taxes	(13,083)	(219)	368		(12,934)
Income tax (expense)/ benefit	(44)	-	-	(d)	(44)
Loss from continuing operations	(13,127)	(219)	368		(12,978)
Less: net loss attributable to non-controlling interest	(152)	(48)	74	(e)	(126)
Net loss attributable to Great Elm Capital Group	$(12,975)	$(171)	$294		$(12,852)
Net loss attributable to shareholders per share
Basic and diluted	$(0.51)				$(0.51)
Weighted average shares outstanding
Basic and diluted	25,418				25,418

[1] Includes depreciation expense of:	8,267				8,267
[2] Net of CARES Act Stimulus of:	5,069				5,069

Great Elm Group, Inc.
Unaudited Pro Forma Condensed Consolidated Statements of Operations
For the Nine Months Ended March 31, 2021 (in thousands)

Revenues:	GEG Historical	Sale of Real Estate Business	Other Pro Forma Adjustments	Note 2		Pro forma GEG
Durable medical equipment sales and services revenue	$27,363	$-	$-			$27,363
Durable medical equipment rental income	14,907	-	-			14,907
Investment management revenues	2,261	-	-			2,261
Real estate rental income	3,824	(3,824)	-			-
Total revenues	48,355	(3,824)	-			44,531

Operating costs and expenses:
Cost of durable medical equipment sold and services	12,716	-	-			12,716
Cost of durable medical equipment rentals[1]	5,193	-	-			5,193
Durable medical equipment other operating expenses[2]	21,834	-	-			21,834
Investment management expenses	2,546	-	-			2,546
Real estate expenses	380	(380)	-			-
Depreciation and amortization	3,090	(1,291)	-			1,799
Selling, general and administrative	4,582	-	-			4,582
Expenses of consolidated funds	27	-	-			27
Total operating costs and expenses	50,368	(1,671)	-			48,697
Operating loss	(2,013)	(2,153)	-			(4,166)
Dividends and interest income	2,408	-	276	(c)		2,684
Unrealized loss on investment in GECC	(454)	-	-			(454)
Net unrealized gain on investments of consolidated funds	221	-	-			221
Interest expense	(6,047)	1,942	-			(4,105)
Loss on extinguishment of debt	(1,866)	-	-			(1,866)
Other income, net	30	-	-			30
Loss, before income taxes	(7,721)	(211)	276		#	(7,656)
Income tax benefit (expense)	(6)	-	-	(d)		(6)
Net loss from continuing operations	$(7,727)	$(211)	$276			$(7,662)
Less: net loss attributable to non-controlling interest	(862)	(45)	55	(e)		(852)
Net loss attributable to Great Elm Group, Inc.	$(6,865)	$(166)	$221			$(6,810)
Net loss attributable to shareholders per share
Basic and diluted	$(0.27)					$(0.27)
Weighted average shares outstanding
Basic and diluted	25,669					25,669

[1] Includes depreciation expense of:	4,683					4,683
[2] Net of CARES Act Stimulus of:	2,275					2,275

Great Elm Capital Group, Inc.
Notes to Pro Forma Condensed Combined Consolidated Financial Statements
(Unaudited)

1.  BASIS OF PRESENTATION

The Unaudited Pro Forma Financial Information present the impact of the sale of the Real Estate Business on our financial position and results of operations.  The unaudited pro forma condensed financial statements were prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed balance sheet as of March 31, 2021 is presented as if the sale had been completed on March 31, 2021. The unaudited pro forma condensed statements of operations for the year ended June 30, 2020 and nine months ended March 31, 2021 assume the sale was completed on July 1, 2019.

The Unaudited Pro Forma Financial Information is presented for illustrative purposes only and are not necessarily indicative of the operating results that would have been achieved had the acquisition been completed as of the date indicated above or the results that may be attained in the future.

2. UNAUDITED PRO FORMA ADJUSTMENTS

The Unaudited Pro Forma Financial Information include pro forma adjustments to give effect to the sale of the Real Estate Business. The pro forma adjustments reflecting the sale of the Real Estate Business include removing the Real Estate Business’ assets, liabilities, equity and results of operations from the historical financials of the Company as well as the following:

(a)	To record transaction costs related to the sale of our Real Estate Business, which consist primarily of lender consent fees and professional services fees.

(b)	To record the subsequent contractual investment in Monomoy Fund using the proceeds of the sale.

(c)
During the pro forma periods, the Monomoy Fund paid out dividends to investors at approximately 8% of their invested balance.  This adjustment records the pro forma dividend income that would have been earned on the investment if the transaction had occurred on July 1, 2019.

(d)
The Company has significant federal and state net operating loss (NOL) carryforwards and maintains a full valuation allowance against its outstanding net deferred tax assets.  This results in nominal income tax expenses incurred by the Company, consisting of state taxes where NOL carryforwards are insufficient to cover the taxable income generated.  Accordingly, the pro forma adjustments have not been tax-affected.

(e)	Reflects the allocation of other pro forma adjustments to the 20% non-controlling interest holders of Great Elm FM Acquisition, Inc.